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                                   EXHIBIT 21
                            Subsidiary of the Company

                                                  State of Incorporation
                                                  ----------------------
Peoples Bank SB*                                         Indiana

* Peoples Bank SB is wholly-owned by the Company and the operations of the Bank are included in the Consolidated Financial Statements.